EXHIBIT 99.1
                                  CERTIFICATION

                                  EXHIBIT 99.1
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                         SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Avitar, Inc. (the "Company") on Form10-QSB for the period ending December 31, 2002 as filed with the Securities
and  Exchange   Commission  on the date hereof  (the   "Report"),   I, Peter P.
Phildius, Chief Executive Officer of the Company, and I, Jay C. Leatherman, Jr., Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

     (1) The Report fully   complies  with the   requirements   of Section 13(a)
or15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2003

 /s/ Peter P. Phildius
 ---------------------
 Peter P. Phildius Chief
 Executive Officer

 /s/ Jay C. Leatherman, Jr.
 -------------------------
 Jay C. Leatherman, Jr.
 Chief Financial Officer (Principal Financial
 and Accounting Officer), Secretary